Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (“Amendment”) is entered into between SAExploration Holdings, Inc. (“Employer” or the “Company”), a corporation incorporated under the laws of the State of Delaware and Ryan Abney (“Executive”), an individual residing in Houston, Texas, is signed as of November 10, 2016 ("Effective Date"). The Company and Executive may be referred to herein individually as “Party” and collectively as the “Parties”.

WHEREAS, effective on August 3, 2016, the Company and the Executive entered into an Executive Employment Agreement (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, for and in consideration of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the terms of the Employment Agreement as more particularly set forth below:

1.
The fourth recital and paragraph 2 of the Employment Agreement is hereby amended as follows: Executive shall serve in the position of Vice President, Finance. The remaining provisions of paragraph 2 remain unchanged.

2.
Paragraph 4(a) of the Employment Agreement is hereby amended in its entirety as follows: “receive payment of the Executive’s annual base salary at the rate of not less than US$215,000.00 a year (the “Base Salary”), less deductions required by law, payable in accordance with the Employer’s standard payroll schedule, but not less frequently than monthly; provided, that commencing with the Company’s 2017 fiscal year, the Executive’s Base Salary may be increased annually (but not decreased without the written consent of the Executive) in the discretion of the Board.”

3.	Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Employment Agreement.

4.
This Amendment embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement. In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control and govern.

5.
Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect. Except as otherwise expressly provided herein, the Parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Employment Agreement, the purpose of this Amendment being simply to amend and ratify the Employment Agreement, as hereby amended and ratified, and to confirm and carry forward the Employment Agreement, as hereby amended, in full force and effect.

6.	THIS AMENDMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Amendment effective as of the Effective Date.

SAExploration Holdings, Inc.	Ryan Abney

By: /s/ Brent Whiteley	/s/ Ryan Abney
Name: Brent Whiteley	Printed Name: Ryan Abney
Title: CFO & General Counsel	Date: 11/10/2016
Date: 11/10/2016